Exhibit 10.3.1

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (the “MOU”) is effective as of the 16th day of April, 2019,

AMONG:

MINERA PLATA REAL S. DE R.L. DE C.V. (“MPR”),

OPERACIONES SAN JOSE DE PLATA, S. DE R.L. DE C.V., and

SERVICIOS SAN JOSE DE PLATA, S. DE R.L. DE C.V.

(collectively, the “LGJV” or the “Borrowers”)

AND:

DOWA METALS & MINING CO., LTD.

(“Dowa”)

AND:

SUNSHINE SILVER MINING & REFINING CORPORATION

(“SSMRC”)

(each of Dowa and SSMRC may be hereinafter referred to as a “Partner”, or together the “Partners”, and each of the Borrowers, Dowa and SSMRC may be hereinafter referred to as a “Party”, or collectively the “Parties”)

WHEREAS:

A.                                    Dowa, SSMRC and the Borrowers previously agreed to jointly explore, develop and operate a silver-zinc-lead mine located in the State of Chihuahua, Mexico (the “Los Gatos Project”) by entering into that certain Unanimous Omnibus Partner Agreement, dated January 1, 2015, by and among the Borrowers, Dowa and SSMRC, as amended (the “Partner Agreement”);

B.                                    The Partners directly and indirectly own all of the equity interests of the LGJV, where Dowa owns 30% of the equity interests and SSMRC owns 70%;

C.                                    Pursuant to the Partner Agreement, Dowa and SSMRC are required to make certain capital contributions proportional to each Partner’s equity interest in the LGJV;

D.                                    To meet the ongoing capital needs of the Los Gatos Project, on January 23, 2018, the Borrowers, Dowa and SSMRC entered into that certain Loan Agreement, as amended (the “Dowa-MPR Loan”), pursuant to which Dowa advanced $65,677,987.07 to MPR to be repaid on or before June 30, 2019;

E.                                     In addition to the Dowa-MPR Loan, Dowa has advanced US$210,000,000 to the Borrowers pursuant to the terms of a loan agreement dated as of July 11, 2017, as amended (the “Term Loan”); and

F.                                      SSMRC has given notice to Dowa that it will be unable to fund its required capital contributions to the LGJV and, as a consequence, the LGJV is expected to default under the Dowa-MPR Loan and the Term Loan;

NOW THEREFORE in consideration of Dowa agreeing to forbear from enforcement of its rights upon default by MPR under the Dowa-MPR Loan, the Term Loan and its rights against SSMRC under the related security and the Partner Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

1.                                      DEFINITIONS

1.1                               Unless the context otherwise requires, any capitalized term used herein and not defined will have the meanings ascribed to such terms in the Term Loan.

2.                                      GENERAL TERMS

2.1                               SSMRC Capital Contribution. SSMRC will make a capital contribution to LGJV of $18,200,000 on or before May 31, 2019.

2.2                               Repayment of the Dowa-MPR Loan/Dowa Capital Contribution. Within one Business Day after SSMRC makes its capital contribution in accordance with Section 2.1, the Parties will cause MPR to use all of the proceeds thereof to make a partial repayment of the Dowa-MPR Loan in the amount of $18,200,000 to Dowa (the “Partial Repayment”). Immediately after receipt of the Partial Repayment, $7,800,000 of the Dowa-MPR Loan balance will be converted and deemed to be a capital contribution to LGJV by Dowa (the “Dowa Contribution”).

2.3                               Dilutive Contribution. After application of the Partial Repayment and conversion of the Dowa Contribution, the remaining balance of the Dowa-MPR Loan, including interest, will be approximately $42,945,000 (the “Remaining Balance”). The Remaining Balance will also be converted and deemed to be a capital contribution to LGJV by Dowa that dilutes SSMRC’s ownership interest in the LGJV (the “Dilutive Contribution”). Once the Dowa Contribution and the Dilutive Contribution are made, Dowa will own a 48.521% equity interest in the LGJV, and SSMRC will own a 51.479% equity interest in the LGJV. The Parties will cause the Partner Agreement to be amended to reflect such change in ownership interests in the LGJV.

2.4                               Working Capital Facility. Dowa agrees to advance a new working capital loan facility for the benefit of the LGJV for a maximum aggregate principal amount of $60,000,000 (the “Working Capital Facility”) on terms and conditions satisfactory to each of Dowa and the Borrowers, each in its sole discretion. Additional terms of the Working Capital Facility will include the following:

2.4.1                     Use of Proceeds of the Working Capital Facility. All amounts advanced to the LGJV under the Working Capital Facility will be used for the sole purpose of funding the working capital requirements of the LGJV, including for the purpose of funding to cover any delayed value added tax refunds. The timing of advances, repayments and whether any such advances can be readvanced, will be specified in the definitive Working Capital Facility agreement;

2.4.2                     Security Under the Working Capital Facility. The Working Capital Facility will be secured by all of the collateral pledged as security for the Term Loan including, without limitation, SSMRC’s interest in the LGJV, and cross-defaulted to the Term Loan;

2.4.3                     Guarantee Under the Working Capital Facility. SSMRC will guarantee 70% of the amounts owed under the Working Capital Facility;

2.4.4                     Payments Under the Working Capital Facility. Interest will accrue on the Working Capital Facility balance at a rate of six month LIBOR plus 3.0% and will be payable every six months; prepayments will be permitted and all principal amounts outstanding will be due on or before June 28, 2021;

2.4.5                     Arrangement Fee. SSMRC will pay an arrangement fee to Dowa within five Business Days after the last day of each fiscal quarter, calculated as: 15.0% per annum of 70.0% of the average daily principal amount outstanding under the Working Capital Facility during such fiscal quarter;

2.4.6                     Default. If a payment default under the Working Capital Facility or SSMRC’s arrangement fee is not remediated within seven Business Days, Dowa may, at its sole discretion, exercise all enforcement rights and remedies available to it; and

2.4.7                     Excess Cash. LGJV will be required to use any excess cash to pay down the outstanding balance of the Working Capital Facility. Excess cash will be calculated on a quarterly basis and defined as cash in excess of the LGJV’s reasonable working and sustaining capital requirements for the ensuing quarterly period based on budget and forecast projections.

2.5                               Priority Dividends to Dowa from LGJV. SSMRC will establish an escrow account in its name with reputable financial institution in the U.S. acceptable to Dowa, acting reasonably and:

2.5.1                     Dowa will be a party to the escrow agreement;

2.5.2                     SSMRC will provide irrevocable instruction and direction to the LGJV to deposit all dividends or other distributions other than management fees payable in the ordinary course to such escrow account until an aggregate amount equal to $20,000,000 has been deposited into such account; and

2.5.3                     SSMRC will provide irrevocable instruction and direction to the escrow agent to immediately release to Dowa any funds deposited into the escrow account.

Following payment of the $20,000,000 described above to Dowa (“Priority Distribution”), dividends will be paid in accordance with the Partner Agreement, as amended.

2.6                               Dowa Grants Option to SSMRC to Repurchase Diluted Interest. Dowa will grant to SSMRC an option to buy the 18.521% of the equity interest in the LGJV acquired by Dowa pursuant to the dilution described in Section 2.3. The option may be exercised by notice in writing to Dowa at any time on or before June 30, 2021 after the Working Capital Facility is repaid in full and by making a payment to Dowa equal to the aggregate of: (1) 1.7 times the capital contribution of $30,062,000 that SSMRC was expected to make, but did not make, on or before June 30, 2019, being $51,105,400; plus (2) all costs incurred by Dowa in connection with its ownership of such 18.521% equity interest including, without limitation, any legal and accounting fees, capital contributions or taxes. If the option described above is not exercised and paid for in full on or before June 30, 2021, it will expire and cease to have any further effect. For certainty, Dowa has the absolute right to any dividends declared or paid on its interest in the LGJV and in the event that SSMRC exercises its option to buy the 18.521% interest described above, any dividends received by Dowa on such interest will not be deducted from price payable by SSMRC to acquire such interest. If SSMRC does not exercise its option and pay the option price on or before June 30, 2021, then Dowa will have the right to sell all or any portion of such 18.521% equity interest to any third party other than a Restricted Person (as defined in the Partner Agreement) (which, for greater certainty, will be deemed not to include any Japanese mining, smelting or trading company, regardless of whether such company is considered to be a competitor of LGJV or any of the Parties or their affiliates) without further consent from any Party, subject only to compliance with Section 18.5 of the Partner Agreement.

2.7                               Reserve Accounts. Dowa will agree to amend the provisions of Section 5.12 of the Term Loan to allow funding of the Debt Service Reserve Account and the Operating Capital Reserve Cost Account over time from LGJV’s excess cash, provided that: (1) after repayment of the Working Capital Facility, all excess cash will be allocated to fund such reserve accounts until they are fully funded; and (2) no dividends or other distributions will be permitted until such reserve accounts are fully funded.

2.8                               Costs. SSMRC will bear, and reimburse Dowa for, all of the costs of implementing the transactions contemplated by this MOU, including any fees payable in connection with registration of security.

2.9                               Financial Monitoring. In addition to its right under the Partner Agreement to appoint three engineers to assist with the LGJV’s Operations (as defined in the Partner Agreement), until the Working Capital Facility is repaid in full and Dowa has received the Priority Distribution, Dowa will have the right to designate one individual to be seconded to the LGJV for the purpose of monitoring the LGJV’s financial situation including, without limitation, accounting, tax and cashflow. Such individual will have full access to all information relating to LGJV’s Operations at both the mine site and the Chihuahua office. All costs associated with such individual’s secondment to the LGJV will be borne by the LGJV.

3.                                      CONDITIONS

3.1                               The transactions contemplated in this MOU and the rights and obligations of the Parties hereunder remain subject to: (1) approval of the transactions contemplated in this MOU by the boards of each of Dowa and SSMRC, in their sole discretion; (2) the completion of definitive agreements in form and substance acceptable to each of the Parties in their sole discretion which will include, without limitation, a Working Capital Facility loan agreement and related security documents, an option agreement, an amendment to the Term Loan and an escrow agreement; and (3) Dowa’s receipt of confirmation of registration of the security described in Section 2.4.2, above (together, the “Conditions”). If the Conditions are not satisfied or waived in writing on or before expiry of the Term, this MOU will terminate and cease to have any further effect, and Dowa will be free to exercise all rights and remedies available to it relating to the Partner Agreement, the Dowa MPR Loan and the Term Loan.

4.                                      ACKNOWLEDGEMENTS

4.1                               SSMRC and LGJV hereby acknowledge that after issuance of the Working Capital Facility, any future defaults on behalf of SSMRC or LGJV may invoke immediate enforcement by Dowa of its rights through all available remedies. In addition to any other rights and remedies available to Dowa, upon the occurrence of a default by LGJV or SSMRC that is not cured within the applicable cure period, Dowa may, by notice in writing to SSMRC: (1) permanently terminate SSMRC’s role as service provider under the Partner Agreement (including, without limitation, its right to receive management fees), and either take over the role of Operator or service provider to the Operator itself, or appoint a third party of its choosing to act as Operator or service provider; and (2) appoint a majority of the three Managers (as defined in the Partner Agreement) for each LGJV entity. If LGJV defaults under the Term Loan or the Working Capital Facility or if SSMRC defaults in its obligation to pay the arrangement fee, SSMRC will be deemed to be a “Defaulting Partner” under the Partner Agreement while such default remains uncured. SSMRC will remain liable for any acts or omissions in its capacity as Operator up to the time of such termination. SSMRC expressly acknowledges that the transactions contemplated by this MOU constitute the last instance of Dowa agreeing to provide financial support to the LGJV that is disproportionate to its proportionate ownership interest in the LGJV.

5.                                      ASSIGNMENT

5.1                               No Party may assign this MOU without the prior written consent of each of the other Parties. This MOU will enure to the benefit of and is binding upon the Parties and their respective successors and permitted assigns.

6.                                      AMENDMENTS

6.1                               This MOU may not be amended, except pursuant to an instrument in writing signed by each of the Parties.

7.                                      GOVERNING LAW

7.1                               This MOU is entered into under the laws of the State of New York and the rights of all Parties and the construction and effect of each and every provision hereof will be subject to the exclusive jurisdiction and be construed and regulated only according to the laws of the State of New York (which will be the forum for the administration hereof) notwithstanding that any one or more of the Parties is incorporated or headquartered elsewhere than in the State of New York.

8.                                      TERM

8.1                               This MOU will terminate on the earlier of: (1) satisfaction or waiver of the Conditions; and (2) May 31, 2019 (the “Term”).

9.                                      MISCELLANEOUS

9.1                               This MOU may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed will be deemed to be an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this MOU by telecopy or electronic scan will be effective as delivery of a manually executed counterpart of this MOU.

9.2                               This MOU constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes and replaces any prior understandings or arrangements. There are no warranties, conditions or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as expressly set forth or referred to herein. This MOU may not be amended except pursuant to an instrument in writing signed by all Parties.

9.3                               If any provision of this MOU is invalid or unenforceable, the invalidity or unenforceability of the provision will not affect the operation, construction or interpretation of any other provision of this MOU, with the intent that the invalid or unenforceable provision will be treated for all purposes as severed from this MOU.

9.4                               Each Party will do, execute and deliver all such further acts, documents and things in this MOU required to give effect to the transactions contemplated herein.

IN WITNESS WHEREOF, the Parties have agreed to this MOU on the date first noted above.

MINERA PLATA REAL S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer

OPERACIONES SAN JOSE DE PLATA, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer

SERVICIOS SAN JOSE DE PLATA, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer

DOWA METALS & MINING CO., LTD.

By:	/s/ Toshiaki Suyama
	Name:	Toshiaki Suyama
	Title:	President

SUNSHINE SILVER MINING & REFINING CORPORATION

By:	/s/ Stephen A. Orr
	Name:	Stephen A. Orr
	Title:	Executive Chairman & CEO